UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Signs Letter of Intent to Acquire Aero Networks, LLC

Tulsa, OK – May 21, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: NTMG), a global provider of wireless communications services and data solutions, is pleased to announce the execution of a Letter of Intent to acquire 100% of Tulsa, Oklahoma-based Aero Networks, LLC (“Aero”) for equity in Sanwire. The acquisition is expected to close upon completion of the due diligence process.

Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies. Aero has built a solid foundation of clients and revenue with very strong renewal rates and growth opportunities.

“Sanwire is committed to expanding its inventory of technologies and becoming a leader in our space. With the opportunity to acquire Aero, we have the ability to broaden our business plan and expedite immediate revenue growth,” said Naiel Kanno, President and CEO of Sanwire. “We will look for complementary opportunities to vertically integrate our portfolio of companies.”

Rick Bjorklund, President and CEO of Aero stated, “We are very excited at the prospect of joining the Sanwire team. There are organic synergies between our two companies and with Sanwire’s help we will expedite our growth and market reach.” Rick continued, “Jim Bradley and Sam Sibala founded Aero with an admirable mission and vision. It’s with great respect that their determination and original thinking lead to this opportunity.”

About Aero Networks, LLC

Aero provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies. For more information, visit us at www.aeronetworks.net.

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit us at www.sanwire.net.

Contact:

Sanwire Corporation

info@sanwire.net

1 (800) 243-1254

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.